SCHEDULE 14A INFORMATION

           PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES
                              EXCHANGE ACT OF 1934

Filed by the Registrant [X]

Filed by a Party other than the Registrant  [ ]

Check the appropriate box:

[ ]      Preliminary Proxy Statement                                   Confidential, for Use of the
[X]      Definitive Proxy Statement                                    Commission Only (as permitted
[ ]      Definitive Additional Materials                                        by Rule 14a-6(e)(2))   [ ]
[ ]      Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12

                            Fauquier Bankshares, Inc.
                (Name of Registrant as Specified in its Charter)
                                      N/A

    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[X]  No fee required.

[ ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

     1.   Title of each class of securities to which transaction applies:

          ----------------------------------------------------------------------

     2.   Aggregate number of securities to which transaction applies:

          ----------------------------------------------------------------------

     3. Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

          ----------------------------------------------------------------------

     4.   Proposed maximum aggregate value of transaction:

          ----------------------------------------------------------------------

     5.   Total Fee Paid:

          ----------------------------------------------------------------------

[ ]  Fee paid previously with preliminary materials:

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     1.   Amount Previously Paid:

          ----------------------------------------------------------------------

     2.   Form, Schedule or Registration Statement No.:

          ----------------------------------------------------------------------

     3    Filing Party:

          ----------------------------------------------------------------------

     4.   Date Filed:

          ----------------------------------------------------------------------

                            FAUQUIER BANKSHARES, INC.
                              10 COURTHOUSE SQUARE
                            WARRENTON, VIRGINIA 20186

                                 APRIL 14, 2000


Fellow Shareholders:

     You are cordially invited to attend the Annual Meeting of Shareholders (the "Annual Meeting") of Fauquier Bankshares, Inc. (the "Company"), the holding company for The Fauquier Bank (the "Bank"), which will be held on May 23, 2000, at 11:00 a.m., Eastern Time, at The Fauquier Springs Country Club, Springs Road, Warrenton, Virginia.

     The attached Notice of Annual Meeting and Proxy Statement describe the formal business to be transacted at the Annual Meeting. Directors and officers of Fauquier Bankshares, Inc., as well as a representative of Yount, Hyde & Barbour, P.C., the Company's independent auditors, will be present at the Annual Meeting to respond to any questions that shareholders may have regarding the business to be transacted.

     The Board of Directors of Fauquier Bankshares, Inc. has determined that the matters to be considered at the Annual Meeting are in the best interests of the Company and its shareholders. For the reasons set forth in the Proxy Statement, the Board unanimously recommends that you vote "FOR" each matter to be considered.

     YOUR COOPERATION IS APPRECIATED SINCE A MAJORITY OF THE COMMON STOCK MUST BE REPRESENTED, EITHER IN PERSON OR BY PROXY, TO CONSTITUTE A QUORUM FOR THE CONDUCT OF BUSINESS. WHETHER OR NOT YOU EXPECT TO ATTEND, PLEASE SIGN, DATE AND RETURN THE ENCLOSED PROXY CARD PROMPTLY IN THE POSTAGE-PAID ENVELOPE PROVIDED SO THAT YOUR SHARES WILL BE REPRESENTED.

     On behalf of the Board of Directors and all of the employees of the Company and the Bank, I thank you for your continued interest and support.

                                Sincerely yours,


                                /s/ C. Hunton Tiffany
                                C. Hunton Tiffany
                                Chairman
                                President/CEO

                            FAUQUIER BANKSHARES, INC.
                              10 COURTHOUSE SQUARE
                            WARRENTON, VIRGINIA 20186
                                 (540) 347-2700

                -------------------------------------------------

                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
                        TO BE HELD TUESDAY, MAY 23, 2000

               --------------------------------------------------

                                                   Warrenton, Virginia
                                                   April 14, 2000

To the Shareholders of Fauquier Bankshares, Inc.:

     NOTICE is hereby given that the ANNUAL MEETING OF SHAREHOLDERS OF FAUQUIER BANKSHARES, INC. (the "Company") will be held at THE FAUQUIER SPRINGS COUNTRY CLUB, SPRINGS ROAD, WARRENTON, VIRGINIA, ON TUESDAY, MAY 23, 2000, at 11:00 o'clock a.m., for the following purposes:

     1. To elect the Class I members of the Board of Directors to serve until the third succeeding Annual Meeting of Shareholders of the Company subsequent to this Annual Meeting, i.e. until 2003, and until their successors are duly elected and qualify.

     2. To ratify the Amended and Restated Fauquier Bankshares, Inc. Omnibus Stock Ownership and Long Term Incentive Plan.

     3. To transact such other business as may properly come before the Meeting or any adjournments thereof, including whether or not to adjourn the Meeting.

     The Board of Directors has fixed the close of business on April 7, 2000, as the record date for determining Shareholders entitled to notice of, and to vote at, the Meeting.

     A copy of the Annual Report of the Company for the year ended December 31, 1999, the recommended Omnibus Stock Ownership and Long Term Incentive Plan as amended and restated, a form of Proxy and a Proxy Statement accompany this Notice.

     Whether or not you expect to be present at the Meeting, please sign, date, and mail the enclosed Proxy in the enclosed, stamped envelope.

                                        FAUQUIER BANKSHARES, INC.

                                        By Order of the Board of Directors

                                        /s/ H. Frances Stringfellow
                                        H. Frances Stringfellow, Secretary

     IT IS IMPORTANT THAT YOUR STOCK BE  REPRESENTED AT THE MEETING.  WHETHER OR

NOT YOU ARE EXPECTING TO BE PRESENT IN PERSON, PLEASE COMPLETE,  SIGN, DATE, AND

PROMPTLY MAIL THE ENCLOSED PROXY. IF YOU ARE PRESENT AT THE MEETING, YOU MAY, IF

YOU WISH,  WITHDRAW YOUR PROXY AND VOTE YOUR SHARES PERSONALLY.  ANY SHAREHOLDER

GIVING A PROXY HAS THE RIGHT TO REVOKE IT AT ANY TIME BEFORE IT IS EXERCISED, IF

HE WISHES, BY WRITTEN NOTICE TO THE SECRETARY THE COMPANY.  A RETURN ENVELOPE IS

ENCLOSED  FOR YOUR  CONVENIENCE  THAT  REQUIRES NO POSTAGE IF MAILED  WITHIN THE

UNITED STATES.

                            FAUQUIER BANKSHARES, INC.
                              10 COURTHOUSE SQUARE
                            WARRENTON, VIRGINIA 20186
                                 (540) 347-2700

                                 PROXY STATEMENT

                       SOLICITATION AND VOTING OF PROXIES

     This proxy statement is furnished in connection with the solicitation of proxies by the Board of Directors of Fauquier Bankshares, Inc. (the "Company") for use at the Annual Meeting of Shareholders to be held at THE FAUQUIER SPRINGS COUNTRY CLUB, SPRINGS ROAD, WARRENTON, VIRGINIA, ON TUESDAY, MAY 23, 2000 AT 11:00 O'CLOCK A.M., and at any adjournments thereof.

     The cost of solicitation will be borne by the Company. Additional solicitations may be made by letter, telephone or telefax by the Company or by its directors or regular employees, without additional compensation therefor.

     The Company began mailing this Proxy Statement and the form of Proxy solicited hereby to its Shareholders on or about April 14, 2000.

     Any proxy given pursuant to this solicitation may be revoked by the person executing it at any time prior to its exercise by submitting a written notice of revocation to the Secretary of the Company or a properly-executed proxy bearing a later date, or by attending the meeting and voting in person.

     Other than the matters set forth on the attached Notice of Annual Meeting of Shareholders, the Board of Directors knows of no additional matters that will be presented for consideration at the Annual Meeting. Execution of a proxy, however, confers on the designated proxy holders discretionary authority to vote the shares in accordance with their best judgment on such other business, if any, that may properly come before the Annual Meeting or any adjournment thereof, including whether or not to adjourn the Annual Meeting.


                                VOTING SECURITIES

     As of April 7, 2000, the record date fixed for the determination of Shareholders entitled to notice of, and to vote at, the Annual Meeting, there were 1,774,811 outstanding shares of Common Stock, which is the only class of stock of the Company. Each such share of Common Stock is entitled to one vote. Shares of stock represented by valid proxies received pursuant to this solicitation, and not revoked before they are exercised, will be voted as specified therein. If no specification is made, signed proxy cards will be voted for the election of each of the nominees for director named in this Proxy Statement and for adoption of the proposal set forth in this Proxy Statement.

     The presence, in person or by proxy, of the holders of at least a majority of the total number of shares of Common Stock entitled to vote is necessary to constitute a quorum at the Annual Meeting. In the event that there are not sufficient votes for a quorum, or to approve or ratify any matter being presented at the time of the Annual Meeting, the Annual Meeting may be adjourned in order to permit further solicitation of proxies.

     As to the election of directors, the form of Proxy being provided by the Board of Directors enables a shareholder to vote "FOR" the election of the nominees proposed by the Board of Directors or to "WITHHOLD AUTHORITY" to vote for one or more of the nominees being proposed. Under Virginia law, directors are elected by a plurality of votes cast, without regard to either broker non-votes or proxies as to which authority to vote for one or more of the nominees being proposed is withheld.

     As to the ratification of the Amended and Restated Fauquier Bankshares, Inc. Omnibus Stock Ownership and Long Term Incentive Plan, by checking the appropriate box, a stockholder may: (i) vote "FOR" the item; (ii) vote "AGAINST" the item, or (iii) "ABSTAIN" from voting on the item. Under Virginia law, such matter shall be determined by a majority of the votes cast, without regard to either broker non-votes or proxies marked "ABSTAIN" as to that matter.


                SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS.

     No person or entity is known to the Company to be the beneficial owner of more than five percent (5%) of the Company's Common Stock.

     The following table sets forth, as of April 7, 2000, the number and percentage of shares of Company Common Stock held by each director and nominee of the Company, the executive officers named in the Summary Compensation Table, and all directors and executive officers of the Company and The Fauquier Bank (the "Bank") as a group who are the beneficial owners of any Company Common Stock.

                                                                                NON-EMPLOYEE
NAME OF                                          AMOUNT AND NATURE OF           DIRECTOR STOCK           PERCENT
BENEFICIAL OWNER(S)                              BENEFICIAL OWNERSHIP           OPTIONS*                 OF CLASS
-------------------                              --------------------           --------                 --------
Diane B. Coppage                                           640                                            .04%
Randy K. Ferrell                                        14,100                                            .79%
Alexander G. Green, Jr.                                 65,200 (1)              5,600                    3.99%
Stanley C. Haworth                                      38,414 (2)              5,600                    2.48%
John J. Norman, Jr.                                        600                  1,120                     .10%
Douglas C. Larson                                        1,560 (3)              4,480                     .34%
C. H. Lawrence, Jr.                                     16,043                  5,600                    1.22%
D. Harcourt Lees, Jr.                                   11,200 (4)              5,600                     .95%
Randolph T. Minter                                         800                  4,480                     .30%
B. S. Montgomery                                         9,332 (5)              5,600                     .84%
H. P. Neale                                             20,524 (6)              5,600                    1.47%
Pat H. Nevill                                            9,440 (7)              5,600                     .85%
Henry M. Ross                                            9,200 (8)              5,600                     .83%
Gary R. Shook                                            1,230 (9)                                        .07%
H. Frances Stringfellow                                  6,076 (10)                                       .34%
C. Hunton Tiffany                                       20,706 (11)                                      1.17%
All directors and executive
officers as a group (14 persons):                      279,945                                          15.77%

*Number of Shares that have been granted, are vested and could be exercised and issued to Directors within 60 days, pursuant to the Non-Employee Director Stock Option Plan established in 1995.

(1) Includes 2,720 shares held jointly with Alexander G. Green, III, his son; 2,720 shares held jointly with Courtenay G. Mullen, his daughter; and 2,720 shares held jointly with Mary Blake Green, his daughter.

(2)  Includes 32,740 shares held jointly with Mildred W. Haworth, his wife.

(3)  Includes 1,000 shares held jointly with Edith J. Larson, his mother.

(4)  Includes 1,600 shares owned by Eleanor T. Lees, his wife.

(5)  Includes 5,188 shares held jointly with Patty M. Montgomery, his wife.

(6)  Includes 9,608 shares owned by Fontaine G. Neale, his wife.

(7) Includes 800 shares owned jointly with H.T.A. Nevill, her husband; 6,000 shares owned by H. T. A. Nevill; and 2,200 shares for which Mr. Nevill has voting power.

(8)  Includes 800 shares held jointly with Lois B. Ross, his wife.

(9) Includes 140 shares held by Ann Rodman Shook, his wife, as Custodian for their children.

(10) Includes 2,588 shares owned jointly with Dallas F. Stringfellow, her husband; and 700 shares owned by Dallas F. Stringfellow.

(11) Includes 14,306 shares owned by Susanne J. McC. Tiffany, his wife.

     The Company is not aware of any definitive arrangement that may operate at a subsequent date to effect a change in control of the Company.


                          ELECTION OF CLASS I DIRECTORS

     The Company's Articles of Incorporation provide that the Board of Directors of the Company is classified into three classes. Only the terms of office of the Class I directors expire this year, and only nominees to fill the vacancies created by the expiration of such terms will be considered at the Annual Meeting. The Class II directors serve until 2001, and the Class III directors serve until 2002.

     The four (4) individuals listed immediately below are proposed for election as Class I directors. These individuals shall hold office until the third succeeding Annual Meeting of the shareholders of the Company subsequent to this Annual Meeting, i.e. until 2003, and until their successors shall have been elected and shall qualify.

                                     CLASS I
                                    POSITION HELD WITH COMPANY
                                    AND/OR PRINCIPAL OCCUPATIONS                FIRST YEAR
                                    AND DIRECTORSHIPS DURING THE                AS DIRECTOR
NAME                                PAST FIVE YEARS                             OF COMPANY                AGE
----                                ---------------                             ----------                ---
C. H. Lawrence, Jr.                 Business Development Consultant as                  1984              55
                                    Independent Contractor with
                                    the Bank; Chairman of the Board
                                    of the  Bank  1996-`97;  President,  Country
                                    Chevrolet,  Inc.,1976-'97;  Director  of the
                                    Bank since 1980.

Henry M. Ross                       President, Ross Industrial Develop                  1984              72
                                    Corp., President, Greenwich Corp.,
                                    Vice  Chairman  of the  Board  of the  Bank;
                                    Director of the Bank since 1976.

C. Hunton Tiffany                   Chairman of the Board of the                        1984              60
                                    Company and Bank; President
                                    Fauquier Bank Services, Inc.;
                                    President of the Company since
                                    1984; President of the Bank since
                                    1982; Director of the Bank since 1974.

John J. Norman, Jr.                 Vice President,  Associate                          1998              37
                                    Broker, Norman Realty, Inc.;
                                    Director of the Bank since 1998.

The Board of Directors has no reason to believe that any of the above nominees will be unable to serve as a director. However, if any should be unable for any reason to accept the nomination or election, it is the intention of the persons named in the enclosed form of Proxy to vote those proxies authorizing them to vote for the election of directors for the election of such other person or persons as the Board of Directors may in its discretion recommend.

The Class II and Class III directors, whose terms expire in 2001 and 2002, respectively, and the information with respect to them, are as follows:

                                    CLASS II
Stanley C. Haworth                  Auctioneer; President, Warrenton                    1984              75
                                    Nurseries; Director of the Bank
                                    since 1971.

Harold  Paul Neale                  Farming; Director of the Bank                       1984              78
                                    since 1971.

Brian S. Montgomery                 President, Warrenton Foreign Car,                   1990              47
                                    Inc.;  President, Montgomery Auto
                                    Parts; Director of the Bank since 1990.

Pat H. Nevill                       Secretary-Treasurer, The Stable Door,               1993              53
                                    Inc.; Director of the Bank since 1993.

                                    CLASS III
                                    POSITION HELD WITH COMPANY
                                    AND/OR PRINCIPAL OCCUPATIONS                FIRST YEAR
                                    AND DIRECTORSHIPS DURING THE                AS DIRECTOR
NAME                                PAST FIVE YEARS                             OF COMPANY                AGE
----                                ---------------                             ----------                ---
Alexander G. Green,  Jr.            Retired Postmaster, Merchant,                       1984              83
                                    and Farmer; Director of the
                                    Bank since 1950.

Douglas C. Larson                   Director, Airlie Foundation;                        1996              53
                                    Director, International Academy
                                    of Preventive Medicine; Director
                                    of the Bank since 1996.

D. Harcourt Lees, Jr.               Chairman, D. H. Lees & Co., Inc.                    1984              78
                                    (Insurance);  President, D. H. Lees
                                    Real Estate; Director of the Bank
                                    since 1954.

Randolph T. Minter                  President, Moser Funeral Home;                      1996              40
                                    President, Bright View Cemetery, Inc.;
                                    Director of the Bank since 1996.

H. Frances Stringfellow             Administrative Consultant as Independent            1999              61
                                    Contractor with Bank since June 1999;
                                    Employee/Officer   of  Bank  1986-May  1999;
                                    Secretary of the Company since 1991.


                             COMMITTEES OF THE BOARD

     During the year ended December 31, 1999, the Board of Directors acted as a Committee of the whole as to all matters. On October 21, 1999 the Board of Directors established Audit and Executive Committees of the Company. The Committees held no formal meetings in 1999.


                         MEETINGS OF BOARD OF DIRECTORS

     During the year ended December 31, 1999, the Board of Directors of the Company held six meetings. All directors were in attendance at each meeting except for two directors. Each of the two directors was unable to attend one meeting.

     SECTION  16(A)  BENEFICIAL  OWNERSHIP  REPORTING  COMPLIANCE.  Pursuant  to
Section 16(a) of the Securities Exchange Act of 1934, officers, directors and beneficial owners of more than 10% of the Company's Common Stock are required to file reports on Forms 3, 4 and 5 with the Securities and Exchange Commission to report their beneficial ownership of the Company's Common Stock as well as certain changes in such beneficial ownership. Based upon the Company's review of such reports, an Amended Form 3, Initial Statement of Beneficial Ownership of Securities, was filed by Director Henry M. Ross on November 15, 1999. The original Form 3 for Mr. Ross was filed on June 18, 1999, and failed to reflect 2,000 shares of Fauquier Bankshares, Inc. Common Stock held in an IRA Account. A Form 4, Statement of Changes in Beneficial Ownership, due on October 10, 1999, was filed by Director John J. Norman, Jr., on November 15, 1999, and reflected the purchase of an additional 100 shares of Fauquier Bankshares, Inc. Common Stock. Apart from the foregoing, to the Company's knowledge, no officer, director or more than 10% beneficial owner failed to file required reports on Forms 3, 4 or 5 on a timely basis during the fiscal year ended December 31, 1999.

               REMUNERATION AND OTHER TRANSACTIONS WITH MANAGEMENT

DIRECTORS' COMPENSATION

     MEETING FEES. Non-Employee Directors of the Company receive a fee of $200 for each Board meeting attended. Non-Employee Directors of the Bank receive a fee of $500 for each Board meeting and $200 for each Committee meeting attended. However, no Director may receive fees for more than two Board and Committee meetings held in any one day.

     DIRECTOR DEFERRED COMPENSATION PLAN. Effective April 1, 1995, the Board approved and established a Director Deferred Compensation Plan (the "Deferred Compensation Plan"). This plan provides that any non-employee director of the Company or the Bank may elect to defer receipt of all or any portion of his or her compensation as a director. A participating Director may elect to have amounts deferred under the Deferred Compensation Plan held in a deferred cash account credited on a quarterly basis with interest equal to the highest rate offered by the Bank at the end of the preceding quarter. Alternatively, a participant may elect to have a deferred stock account in which deferred amounts are treated as if invested in the Company's Common Stock at the fair market value on the date of deferral. The value of a stock account will increase and decrease based upon the fair market value of an equivalent number of shares of Common Stock. In addition, the deferred amounts deemed invested in Common Stock will be credited with dividends on an equivalent number of shares. Amounts considered invested in the Company's Common Stock are paid, at the election of the director, either in cash or in whole shares of the Common Stock and cash in lieu of fractional shares. Directors may elect to receive amounts contributed to their respective accounts in one or up to five installments. The Company may establish a trust to hold amounts deferred and which accumulate under the plan. The purpose of the Deferred Compensation Plan is to give the non-employee directors the option of deferring current taxation on directors' fee income.

     NON-EMPLOYEE DIRECTOR STOCK OPTION PLAN. In addition, the Board approved and established, effective April 1, 1995, a Non-Employee Director Stock Option Plan (the "Option Plan"). Under the Option Plan each Director who is not an employee of the Company or its subsidiary received an option grant covering 1,120 shares of Company Common Stock on April 1 of each year during the five year term of the Option Plan. The first grant under the Option Plan was made on May 1, 1995. The exercise price of awards was fixed at the fair market value of the shares on the date the option was granted. During the term of the Option Plan, a total of 61,600 shares of Common Stock could be granted. The options granted under the Option Plan were exercisable six months from the date of grant except in the case of death or disability. Options that were not exercisable at the time a director's services on the Board terminates for reasons other than death, disability or retirement in accordance with the Company's policy will be forfeited. The purpose of the Option Plan was to promote a greater identity of interest between non-employee directors and the Company's shareholders by increasing each participant's proprietary interest in the Company through the award of options to purchase Company Common Stock. The five year term of the Plan expired in 1999.

     The status of the options as of December 31, 1999 is as follows:

            YEAR OF OPTION     WEIGHTED AVERAGE        NUMBER OF SHARES          REMAINING
                GRANT           EXERCISE PRICE             GRANTED           CONTRACTUAL LIFE
                -----           --------------             -------           ----------------
                 1995                $8.75                  11,200                 5.33
                 1996                10.13                  13,440                 6.25
                 1997                12.50                  13,440                 7.25
                 1998                20.00                  11,200                 8.25
                 1999                19.50                  12,320                 9.25

     A total of 61,600 shares of Common Stock were granted during the five year term of the Plan. During 1999, 2,240 option shares were exercised by the Estate of L. Arthur Grove and 2,240 option shares were exercised by John B. Adams. The shares represented options granted under the Non-Employee Director Stock Option Plan prior to the two directors' retirement from the Company, and were exercised at the weighted average exercise price at date of grant. The total number of shares remaining available to be exercised: 57,120.

     All options have been restated giving retroactive effect to stock splits.

     INDEPENDENT CONTRACTOR AGREEMENT. C. H. Lawrence, Jr., a non-employee director of the Company and the Bank, continues to provide business development and customer relations services to the Bank under an Independent Contractor Agreement dated February 23, 1998, which contract is renewable annually. In 1999, compensation for his business development services amounted to $77,400.

     H. Frances Stringfellow, a non-employee director of the Company, elected in June 1999, continues to serve as Corporate Secretary of the Company, and is a consultant to the Bank and Company under an Independent Contractor Agreement dated June 1, 1999, which contract is renewable annually. Ms. Stringfellow manages the outsourced internal audit function; provides administrative and advisory support to the Board of Directors and Committees of the Bank and Company; and coordinates strategic planning efforts. She retired as a Senior Vice President and Secretary of the Bank on May 31, 1999, and continued to coordinate the Year 2000 Preparedness Committee efforts and advise on Human Resources issues pending the hiring and training of a Human Resources Manager. Compensation for Ms. Stringfellow's contractual services in 1999 amounted to $26,977.

EXECUTIVE COMPENSATION

     Report of Compensation and Benefits Committee. The following report of the Compensation and Benefits Committee of the Board of Directors of The Fauquier Bank provides information with respect to the compensation paid to The Fauquier Bank's Chief Executive Officer, C. Hunton Tiffany and to its other executive officers, Mr. Gary R. Shook, Mr. Randy K. Ferrell and Ms. Diane B. Coppage.

     The Fauquier Bank executive compensation program is administered by the Compensation and Benefits Committee (the "Committee") of the Board of Directors of The Fauquier Bank. The Committee is comprised of the individuals listed below, each of whom is a non-employee director of the Bank and the Company. The Fauquier Bank compensation program for executive officers consists of some or all of the following elements: base salary; performance-based cash rewards under the Management Incentive Plan (the "Incentive Plan"); annual grants of options under the 1998 Omnibus Stock Incentive Plan (the "1998 Plan"); annual matching contributions under The Fauquier Bank Employees 401k Savings Plan (the "Bank Savings Plan"), and Split Dollar Insurance.

     The Fauquier Bank executive compensation program is designed to enable the Bank to attract, retain and reward executive officers. The Committee intends to keep compensation levels competitive with a representative sample of the Bank's peer institutions. The peer group used by the Committee includes other community banks of similar size located in Virginia. The Committee's strategy is to maintain a structure within the executive compensation program that strengthens the link between executive compensation, The Fauquier Bank's performance, individual performance of the executive officers and shareholder interests.

     The following sections of this Report describe the compensation program for executive officers in effect in 1999.

     Base Salary. The base salary paid to The Fauquier Bank's Chief Executive Officer, Hunton Tiffany, is determined by the Committee. The Committee establishes performance thresholds or other measures that directly relate his base salary to operating performance and a review of the range of salaries earned by CEOs within a representative peer group, although there is no predetermined point within such range at which the Committee targets the salary. Mr. Tiffany's 1999 salary was at the midpoint of the range of salaries paid to the Chief Executive Officers of the Bank's peer group. The Committee believes that Mr. Tiffany's 1999 base salary, which reflects an 8.45% increase over his 1998 base salary, is appropriate in relation to the Bank's performance and consistent with the salaries earned by executives of the Bank's peer group.

     The base salaries paid to the Bank's other executive officers, Mr. Shook, Mr. Ferrell and Ms. Coppage are determined by the CEO. The CEO manages executive salaries in relation to the salaries paid to executives in peer institutions, giving effect to operating performance, their relative contributions, and experience of each executive. Mr. Shook and Mr. Ferrell were each paid approximately 6% above the midpoint for similar positions in peer organizations, in each case reflecting a 4% base salary increase for 1999. Ms. Coppage was paid approximately 10% below the midpoint, and received an 8% salary increase in 1999. In determining base salary, the CEO utilizes a computer based model, developed by the Bank's outside consultants, for computing salary increases based on performance reviews. The Committee believes that the base salaries paid to Mr. Shook, Mr. Ferrell and Ms. Coppage give fair consideration to their individual contributions in 1999 and are competitive with the Bank's peer group.

     Incentive Compensation. Incentive compensation awards for executive officers of The Fauquier Bank granted under the Management Incentive Plan are recommended by the Committee and approved by the Bank's Board of Directors based on each executive officer's achievement of his or her individual performance objectives. These objectives are tied to measurements of corporate objectives, such as return on average assets, asset growth, deposit growth, efficiency ratio and delinquency and charge off percentages, and in some instances, other objectives that are specific to the executive officer's job function. The
Committee's actions reflect a commitment to maintaining a strong incentive compensation plan that is directly related to maximizing long-term shareholder value.

     For performance during 1999, The Fauquier Bank awarded cash incentive compensation under the Management Incentive Plan totaling $116,968 to executive officers. The incentive compensation awards granted to Mr. Tiffany, Mr. Shook, Mr. Ferrell and Ms. Coppage were based solely upon The Fauquier Bank's performance as measured by the corporate objectives set forth above. Each of the executive officers met the performance objectives established for him for 1999.

     Stock Options. The Committee awards stock options to executive officers as a long-term incentive to align the executives' interest with those of other shareholders and to encourage significant stock ownership. Under the 1998 Plan, the Committee grants to selected key employees options to purchase The Company's Common Stock at a price equal to the fair market value of The Company's Common Stock on the date of grant. Employees selected under the 1998 Plan are those key employees who, in the judgment of the committee, are in a position to materially affect the overall success of The Fauquier Bank and its subsidiaries by reason of the nature and extent of their duties.

     In 1999, pursuant to the 1998 Plan, the Committee granted options for 20,480 shares of The Company's Common Stock to employees of The Fauquier Bank, including options for 11,992 shares granted to Mr. Tiffany, 2,966 shares granted each to Mr. Shook, Mr. Ferrell and 2,556 shares granted to Ms. Coppage. The Committee has not adopted any objective criterion that relates the level of options granted to the executive officers to performance of The Fauquier Bank or the individuals. In awarding the grant to the executives, the Committee considered numerous factors, including The Fauquier Bank's operating performance, each executive's prior contributions and potential to contribute in the future and practices within the Bank's peer group with respect to granting options, although none of these factors was individually determinative.

     The stock options granted under the 1998 Plan generally become exercisable on the third anniversary of the date of grant. The option recipients, including Mr. Tiffany, will receive value from these grants only to the extent that the price of The Company's Common Stock exceeds the grant price.

     Matching Contributions. The Bank 401K Savings Plan is a voluntary defined contribution benefit plan designed to provide additional incentive and retirement security for eligible employees of the Bank. All Bank employees over the age of 21 are eligible to participate in the Bank Savings Plan. The executive officers of The Fauquier Bank participate in the Bank Savings Plan on the same basis as all other eligible employees of the Bank. Under the Bank Savings Plan, each eligible employee of the Bank may elect to contribute on a pre-tax basis to the Bank Savings Plan 2% to 15 % of his or her compensation, subject to certain limitations that may lower the maximum contributions of more highly compensated participants.

     The Board of Directors determines each year whether to match employee contributions based on the previous year's profitability. In 1999, the Fauquier Bank's matched fifty cents ($.50) on each dollar contributed by an employee up to six percent (6%) of that employee's contribution. For 1999, the Bank's matching contributions to executives totaled $12,951, including $4,800 contributed to the account of Mr. Tiffany, $3,216 contributed to the account of Mr. Shook, $3,242 contributed to the account of Mr. Ferrell and $1,693 contributed to the account of Ms. Coppage.

     Split Dollar Life Insurance Agreement. The Bank currently has a Split Dollar Life Insurance Agreement with Mr. Ferrell, entered into on January 1, 1996. The policy provides for a combined death benefit of $440,000 to be paid to named beneficiaries, and the Bank is entitled to policy proceeds in excess of death benefits. The Bank paid $5,626 for premiums in 1999 in connection with this agreement.

     This report is submitted by the Compensation and Benefits Committee of the Board of Directors of The Fauquier Bank.


         COMPENSATION AND BENEFITS COMMITTEE:

         Brian S. Montgomery, Chairman                        Stanley C. Haworth
         Douglas C. Larson                                    Randolph T. Minter
         Pat H. Nevill

     COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION IN COMPENSATION DECISIONS. The Compensation and Benefits Committee of The Fauquier Bank is composed of outside, independent directors, none of whom was, during the fiscal year 1999 or prior to that time, an employee or officer of the Company, the Bank or subsidiaries.

     SUMMARY COMPENSATION TABLE. The following table sets forth the remuneration accrued or paid by the Company or The Fauquier Bank (the "Bank") during the calendar years 1999, 1998, and 1997 for the Bank's Chief Executive Officer and the two other executive officers who received total annual salary and bonus in excess of $100,000 in the fiscal year ended December 31, 1999 (the "Named Executive Officers").

                                                                                Long Term
                                                                              Compensation
                                             Annual Compensation                  Awards
                                    ------------------------------------    --------------------
                                                                Other                All Other
                                                               Annual      Options/   Compen-
        Name and                      Salary     Bonus(1)    Compensation    SARs(3)  sation(4)
   Principal Position        Year       $           $          (2)($)        (#)         $
 -----------------------    ------  ----------  ----------  -------------    -----     --------
      ($)
C. Hunton Tiffany           1999     169,621     53,371         5,339        11,992      4,800
President  & CEO            1998     156,400     37,195         4,619         6,422      4,800
                            1997     148,631     37,195         4,428                    4,442

Randy K. Ferrell            1999      90,290     21,199           103         2,966      8,868
SVP, Commercial Banking     1998      90,863     18,000           135         2,557      8,987
                            1997      88,863     18,000           135                    8,846
Gary R. Shook
SVP, Retail                 1999      90,290     21,199            44         2,966      3,216
Investments &               1998      89,775     18,000            48         2,493      3,203
Trust Services              1997      86,275     14,675            48                    2,588

(1) Reflects Incentive Compensation.

(2) Reflects automobile allowance of $1,365 for the President in 1999, $1,362 in 1998, and $1,241 in 1997; group life insurance in excess of $50,000 premiums of $3,974 for the President in 1999, $3,257 in 1998, and $3,187 in 1997; and group life insurance in excess of $50,000 for the Senior Vice Presidents.

(3) Reflects the number of Incentive Stock Options and Non-Qualified Stock Options granted by the Board of Directors.

(4) Represents 401(k) Match paid by the Bank for the President; represents the portion of split dollar life insurance premiums paid by the Bank on Mr. Ferrell's behalf of $5,626 in 1999, $5,711 in 1998, and $5,787 in 1997, 401(k)
Match paid by the Bank for Mr. Ferrell of $3,242 in 1999, $3,276 in 1998, and $3,059 in 1997; and represents 401(k) Match paid by the Bank for Mr. Shook.

     OMNIBUS STOCK OWNERSHIP AND LONG TERM INCENTIVE PLAN. On August 29, 1999, the Board of Directors granted incentive stock options and non-qualified options, which options, if exercised, would equal 20,480 shares of common stock pursuant to the Plan. The options have an exercise price of $19.00 per share. Generally, the options are not exercisable until three years from the date of grant and generally require continuous employment during the period prior to exercise. The options will expire in no more than ten years after the date of grant. For a further description of the Plan, see "Ratification of Amended and Restated Omnibus Stock Ownership and Long Term Incentive Plan."

     The following table provides certain information with respect to options granted to the Named Executive Officers during the fiscal year ended December 31, 1999.

                           OPTIONS/SAR GRANTS IN 1999

                              Number of           Percent of
                              securities            Total
                              underlying         options/SARs       Exercise or
                             Options/SARSs   granted to employees    base price     Expiration
           Name              Granted (#)        in fiscal year         ($/sh)          date         5% ($)      10% ($)
           ----              -----------        --------------         ------          ----        -------      -------
  C. Hunton Tiffany             11,992              58.5%              $19.00        8-18-2009     143,304      363,118

  Randy K. Ferrell              2,966               14.5%              $19.00        8-18-2009      35,444       89,810

  Gary R. Shook                 2,966               14.5%              $19.00        8-18-2009      35,444       89,810

     The following table provides certain information with respect to the number of shares of Common Stock represented by outstanding stock options held by the Named Executive Officers at December 31, 1999. None of the options held by the Named Executive Officers were "in the money" at December 31, 1999 and no options were exercised by the Named Executive Officers during the year ended December 31, 1999.

                         NUMBER OF SECURITIES UNDERLYING
                   UNEXERCISED OPTIONS AT FISCAL YEAR END (#)

             NAME                   EXERCISABLE     UNEXERCISABLE
             ----                   -----------     -------------

        C. Hunton Tiffany                0             18,414
        Randy K. Ferrell                 0              5,523
        Gary R. Shook                    0              5,459


     PENSION PLAN. The Bank has a non-contributory benefit plan which covers substantially all employees of the Bank who are 21 years of age or older, who have at least one year of service, and work a minimum of 1,000 hours per year.

     The Plan's Normal Retirement Benefit formula is as follows:

     (a) 1.35% of the Participant's final 5-year average compensation per year of service up to 35 years plus

     (b) 0.60% of the Participant's final 5-year average compensation, in excess of his/her Covered Compensation Level, per year of service up to 35 years.

          For purposes of the Plan, "Covered Compensation Level" equals the average of the last 35 years of the social security wage base at normal retirement. The Bank's pension plan expense for the fiscal year ended
     December 31, 1999 was $69,982. Cash benefits under the Plan generally commence on retirement, death or other termination of employment and are payable in various forms, generally at the Participant's election.


                               PENSION PLAN TABLE
                                YEARS OF SERVICE

 5 YEAR AVERAGE
     SALARY              10               15               20              25               30               35
     ------              --               --               --              --               --               --
     50,000             7,770           11,655           15,540          19,425           23,310           27,195
     65,000            10,695           16,043           21,390          26,738           32,085           37,433
     80,000            13,620           20,430           27,240          34,050           40,860           47,670
     100,000           17,520           26,280           35,040          43,800           52,560           61,320
     125,000           22,395           33,593           44,790          55,988           67,185           78,383
     150,000           27,270           40,905           54,540          68,175           81,810           95,445
   160,000 and         29,220           43,830           58,440          73,050           87,660          102,270
      above

     Based on a straight life annuity assuming full benefit at age 65, no offsets, and covered compensation of $33,000 for a person age 65 in 1999. Compensation is currently limited to $160,000 by Internal Revenue Service Regulations and includes all regular pay, overtime and regular bonuses.

     The approximate years of service as of January 1, 2000 for the executive officers are as follows:

                                                    SERVICE
         NAME                               YEARS             MONTHS                  DATE OF HIRE
         ----                               -----             ------                  ------------
         C. Hunton Tiffany                  34                  0                        1-18-65
         Randy K. Ferrell                    5                  3                        9-19-94
         Gary R. Shook                       5                  0                        1-17-95
         Diane B. Coppage                   27                  3                        9-11-72

     RETIREMENT PLAN. The Bank has a defined contribution retirement plan under Code Section 401(k) of the Internal Revenue Service covering employees who have completed six months of service and who are at least 21 years of age. Under the plan a participant may contribute an amount up to 15% of their covered compensation for the year, subject to certain limitations. The Bank may also make, but is not required to make, a discretionary matching contribution. The amount of this matching contribution, if any, is determined on an annual basis by the Board of Directors. The Bank made a contribution to the plan for the year ended December 31, 1999 of $63,057.

     INCENTIVE PLANS. No officer or director received remuneration other than as stated above, in the form of bonus, profit-sharing, pension, retirement, options or warrants to purchase stock or any other remuneration plan, for the year ended December 31, 1999. An incentive compensation plan for 1999 was approved by the Board of Directors to be shared by all employees of the Bank. An incentive pool of $302,649 for 1999 was divided among all employees of the Bank. There are no commission agreements between the Company or the Bank and their respective directors or officers.

     CHANGE OF CONTROL AGREEMENTS. The Fauquier Bank has entered into change of control agreements with the Executive Officers. The change of control agreements are intended to attract and retain experienced, well-qualified executives who will advance the best interests of the Bank. The continued success of the Bank and the Company depends to a significant degree on the skills and competence of these executives.

     The agreements become operative upon a change of control in the Bank. For purposes of the agreements, a change of control of the Bank occurs if, (i) any person, including a "group" as defined in Section 13(d)(3) of the Securities Exchange Act of 1934 (but excluding any group of which the Executive is a member), becomes the beneficial owner of securities of the Bank or of the Company having 20% or more of the combined voting power of the then outstanding Bank or Company securities that may be cast for the election of the Bank or Company directors other than as a result of an issuance of securities initiated by the Bank or Company, as long as the majority of the Board of Directors approving the purchases is a majority at the time the purchases are made; or
(ii) as the direct or indirect result of, or in connection with, a tender or exchange offer, a merger or other business combination, a sale of assets, contested election, or any combination of these events, the persons who were directors of the Bank or Company before such events cease to constitute a majority of the Bank or Company's Board of Directors, or any successor's board, within two years of the last of such transactions.

     If, after a change of control occurs, an Executive's employment is terminated within three (3) years, the Executive is entitled to receive the payments specified in the agreements, unless such termination was for Cause or the Executive terminates employment without Good Reason. "Cause" means the Executive's gross negligence or willful misconduct, which is detrimental to the best interests of the Bank's business operations. "Good Reason" means (i) a material change in the Executive's functions, duties, responsibilities, authority, benefits or perquisites, or relocation of the Executive's principal place of employment, (ii) removal from or failure to re-elect the Executive to a current position, (iii) a reduction of the Executive's base salary or a failure to increase such salary in accordance with cost-of-living increases, or (iv) the failure of any successor to assume and agree to perform the agreements.

     If an Executive is terminated not for Cause or terminates employment for Good Reason: (i) the Bank is required to pay the Executive as compensation for services rendered to the Bank a cash amount (subject to any applicable payroll or other taxes required to be withheld) equal to 2.99 times the highest annual compensation paid to the Executive by the Bank for any six months ending with the Executive's termination; (ii) In addition to the benefits to which an Executive is entitled under the retirement plans or programs, in effect, the Bank is required to pay an Executive a cash amount equal to the actuarial equivalent of the retirement pension to which the Executive would have been entitled under the terms of such retirement plan or programs, without regard to "vesting" thereunder, had the Executive accumulated three (3) additional years of continuous service after termination at the Executive's base rate in effect at the time of termination, reduced by the single sum actuarial equivalent of any amounts to which the Executive is entitled pursuant to the provisions of said retirement plans or programs; (iii) The Bank is required to maintain in full force and effect, for the continued benefit of the Executive for a three-year period after termination, all employee benefit plans and programs or arrangements in which the Executive was entitled to participate immediately prior to termination, or substantially similar programs if the Executive's continued participation is not possible under the general terms and provisions of such existing plans and programs; and (iv) All stock options granted to the Executive under any of the Bank's stock option plans shall become immediately exercisable with respect to all or any portion of the shares covered thereby regardless of whether such options are otherwise exercisable. The Bank is required to reimburse the Executive for any federal income tax liability incurred by the Executive in connection with the exercise of such options which would not have been incurred by the Executive in connection with the exercise of such options which would not have been incurred by the Executive in the absence of such options becoming immediately available upon a change of control.

     If any payment made or benefit provided to an Executive pursuant to the Agreements would constitute an "excessive parachute payment" within the meaning of Section 280G of the Internal Revenue Code of 1986, as amended and any regulations thereunder, thereby resulting in a loss of an income tax deduction by the Bank or the imposition of an excise tax on the Executive under Section 4999 of the Internal Revenue Code of 1986, as amended, then the payments scheduled under the agreements will be reduced to one dollar less than the maximum amount which may be paid without causing any such payment or benefit to be nondeductible.

     SPLIT DOLLAR LIFE INSURANCE AGREEMENT. On January 1, 1996, the Bank entered into a Split Dollar Life Insurance Agreement with Mr. Ferrell pursuant to which the Bank purchased two existing policies of insurance on Mr. Ferrell's life. Pursuant to the agreement, the Bank pays a portion of the annual premium on the insurance policies. The policies provide for a combined death benefit of $440,000 to be paid to the beneficiaries named therein, and the Bank is entitled to the total policy proceeds in excess of the death benefits. The Bank paid $5,626 for premiums in 1999 in connection with this agreement.

     STOCK PERFORMANCE GRAPH. The following graph shows a comparison of total stockholder return on the Company's Common Stock based on its market price, assuming the reinvestment of dividends, with the cumulative total returns for the companies on the Nasdaq Stock Market (U.S.) and the SNL Bank Stocks indices for the period beginning on June 16, 1999, the date that the Company's Common Stock became registered pursuant to the Securities Exchange Act of 1934, as amended and ending on December 31, 1999. The graph reflects data from a limited period of time and, as a result, may not be indicative of possible future performance of the Common Stock.


                 [FAUQUIER BANKSHARES PERFORMANCE GRAPH OMITTED]


                                                                      PERIOD ENDING
                            ----------------------------------------------------------------------------------------------
INDEX                        06/16/99    06/30/99    07/31/99    08/31/99    09/30/99    10/31/99    11/30/99    12/31/99
--------------------------------------------------------------------------------------------------------------------------
Fauquier Bankshares, Inc.     100.00       98.03      100.74       97.42       97.42       98.80       92.79       94.79
NASDAQ - Total US*            100.00      106.52      104.87      109.00      108.99      117.05      129.70      158.18
SNL Bank Index                100.00      103.84       97.32       93.50       89.35      103.18       97.91       91.37

                    TRANSACTIONS WITH CERTAIN RELATED PERSONS

     The Bank has had, and may be expected to have in the future, banking transactions in the ordinary course of business with executive officers, directors, their immediate families and affiliated companies in which they are principal stockholders. Such loans were made on substantially the same terms as those prevailing for comparable transactions with similar risk. At December 31, 1999, these loans (excluding loans which total less than $60,000) totaled $4,109,901. During 1999, total principal additions were $1,495,549 and total principal payments were $1,610,126.

                  RATIFICATION OF AMENDED AND RESTATED OMNIBUS
                  STOCK OWNERSHIP AND LONG TERM INCENTIVE PLAN

     Introduction. The Board of Directors recommends that you vote for the ratification of the Amended and Restated Omnibus Stock Ownership and Long Term Incentive Plan. A brief summary of the Plan follows, with the full text printed in Exhibit A. Exhibit A contains definitions for many terms used in this summary.

     The Plan is designed to encourage and motivate employees and non-employee directors to contribute to the successful performance of the Company and the growth of the market value of the Company's Common Stock; as well as to achieve a unity of purpose between employees, non-employee directors and shareholders by providing ownership opportunities. The Plan supports the achievement of the Company's primary longterm performance objectives and helps to retain employees and non-employee directors. The original Plan adopted by Shareholders in 1998 was available only to employees; non-employee directors have been included in the amended Plan.

     Administration Of The Plan, Eligibility. The Compensation Committee of the Company's Board of Directors will administer the Plan. All employees and non-employee directors of the Company and its Subsidiaries are eligible to receive Rights under the Plan if the Committee determines that an employee or non-employee director has contributed, or can be expected to contribute, significantly to the Company or the Subsidiaries. The granting of Rights to Eligible Employees and Non-Employee Directors is in the exclusive discretion of the Committee.

     Amount Of Stock Available For The Award Of Rights. Two hundred ninety thousand (290,000) shares of Common Stock will be reserved and available for issuance  under the  amended  Plan.  The  number of  shares  represents  200,000 initially approved under the Plan adopted in 1998 plus an additional 90,000 shares to be reserved and available for issuance under the amended Plan.

     Types Of Rights That May Be Granted Under The Plan. Incentive Stock Options, Non-Qualified Options, Restricted Stock, Long Term Incentive Compensation Units, and Stock Appreciation Rights may be granted under the amended Plan to Eligible Employees.

     Restricted   Stock,   Long  Term  Incentive   Compensation   Units,   Stock
Appreciation Rights, and Non-Qualified Options may be granted under the amended Plan to Non-Employee Directors.

     Options: The Committee may grant Options to Eligible Employees and establish the terms and conditions for exercising an Option. The Options may be Incentive Stock Options or Non-Qualified Options. The exercise price of an Option will be at least 100% of the Fair Market Value of Common Stock on the date that the Option is granted by the Committee. Stock Appreciation Rights may be granted on all or any part of an Option, and also are subject to terms and conditions set by the Committee.

     Stock Appreciation Rights: The Committee may grant Stock Appreciation Rights to Eligible Employees and Non-Employee Directors. A Stock Appreciation Right entitles the Employee or Non-Employee Director to receive an amount equal to the excess of (i) the Fair Market Value of Common Stock on the date of exercise of stock covered by the surrendered Stock Appreciation Right over (ii) the Fair Market Value of the Common Stock on the date the Stock Appreciation Right was granted. The amount will be paid in cash.

     Restricted Stock Awards: The Committee may grant Restricted Stock under the Plan to Eligible Employees or Non-Employee Directors. The Restricted Stock will be Common Stock subject to certain terms and conditions in the Plan. The Restricted Stock is forfeited if the restrictions are not met.

     Long-Term Incentive Compensation Units: The Committee may grant Units to Eligible Employees or Non-Employee Directors subject to achievement of performance objectives during a Performance Period. Performance objectives include the financial performance of the Company. A Performance period would generally be at least two years. Retained Units can be paid in the form of a combination of Common Stock and cash, as determined by the Committee.

     Non-Qualified Options may be granted to Non-Employee Directors subject to specific regulatory and compliance requirements. The grant agreement may specify the period within which the option will first become exercisable and shall also state the time or other circumstances under which the Non-Qualified Option is forfeited or otherwise may cease to be exercisable.

     Transferability Of Rights, Modification Of Rights Awarded. When granting Rights, the Committee can allow such Rights to become fully exercisable or vested upon a Change in Control. An Optionee may not transfer an Incentive Stock Option except by will or the laws of descent and distribution. Additionally, an Optionee may transfer Non-Qualified Options to the extent provided by the Committee and in accordance with regulatory and compliance laws and regulations. Optionees cannot sell, transfer, or pledge shares of Restricted Stock until it becomes unrestricted as provided in an award agreement. Long Term Incentive Compensation Units and Stock Appreciation Rights may be transferred according to the terms and conditions for such Units and Rights under the Plan.

     Term, Modification Of Plan. The amended Plan is effective as of January 1, 2000. The grant of Rights is generally contingent on shareholder approval of the Plan and meeting federal or state securities law requirements. Furthermore, employees and non-employee directors cannot exercise any Options or Stock Appreciation Rights granted under the Plan until these same conditions are met. The Plan will terminate ten years after the Effective Date, unless the Board of Directors terminates it prior to that date.

     The Board of Directors can amend or terminate the Plan with respect to participants, except that only Shareholders can approve amendments that would
(i) increase the number of shares of Common Stock that are reserved and available for issuance under the Plan; (ii) materially change or impact which employees or non-employee directors are eligible to participate in the Plan; or
(iii) materially change the benefits that Eligible Employees or Non-Employee Directors may receive under the Plan. However, the Company can amend the Plan as necessary and without shareholder approval to ensure that the Plan complies with certain legal requirements.

     Federal Income Tax Consequences. A recipient will not incur federal income tax liability when granted a Non-Qualified Option, an Incentive Stock Option, Restricted Stock, a Long Term Incentive Compensation Unit, or a Stock Appreciation Right.

     Upon exercise of a Non-Qualified Option or a Stock Appreciation Right, the employee or non-employee director, in most circumstances, will be treated as having received ordinary income. The amount of income will be equal to the difference between the Fair Market Value of Common Stock on the date of the exercise and the Option price (for Non-Qualified Options) or the Fair Market Value of Common Stock on the date of grant (for Stock Appreciation Rights). No income is received for tax purposes when an Incentive Stock Option is exercised, unless an employee is subject to the alternative minimum tax.

     The employee or non-employee director is taxed on the current Fair Market Value of Common Stock when the restrictions lapse on Restricted Stock. For Long Term Incentive Compensation Units, the employee or non-employee director is taxed on the amount of Common Stock or cash received when payment is made. Both amounts are taxed as ordinary income.

     Any ordinary income taxable to the employee or non-employee director is subject to income tax withholding by the Company. The employee or non-employee director is also taxable on the capital gain resulting from any sales of Common Stock acquired under the Plan. There are three different possible kinds of capital gains treatment. Gains on the sale of Common Stock held for one year or less will be taxed to an employee or non-employee director as short-term capital gain. Gains on the sale of Common Stock held for more than one year, but not more than 18 months, will be taxed as mid-term capital gain. Finally, gains on the sale of Common Stock held for more than 18 months will be taxed as long-term capital gain. Tax rates for mid-term capital gains are usually lower than rates for short-term capital gains. Tax rates for long-term capital gains are always lower than rates for mid-term capital gains.

     The Company usually will be entitled to a business expense deduction at the time and in the amount that the recipient of a Right recognizes ordinary income. As stated above, this usually occurs upon exercise of Non-Qualified Options and Stock Appreciation Rights, the lapse of restrictions on restricted Stock, and payments under Long Term Incentive Compensation Units. No deduction is allowed in connection with an Incentive Stock Option unless the employee disposes of common Stock received upon exercise in violation of the holding period requirements. Also there can be circumstances when the deduction is not allowed for certain transfers of Common Stock or payments to an employee or non-employee director upon the exercise of a Right that has been accelerated as a result of a Change in Control.

     NEW PLAN BENEFITS. As of the date of this Proxy Statement, no determination has been made regarding the granting of Awards under the Plan.

     The Amended and Restated Fauquier Bankshares, Inc. Omnibus Stock Ownership and Long Term Incentive Plan is hereby submitted to the shareholders for ratification.


                                  OTHER MATTERS

     The Board of Directors is not aware of any other matters to come before the Meeting. However, if any other matters properly come before the Meeting, it is the intention of the persons named in the enclosed form of Proxy to vote said Proxy in accordance with their judgment in such matters.

     The deadline for submitting shareholder proposals for the Year 2001 Annual Shareholders Meeting will be on or before December 15, 2000.


                RELATIONSHIP WITH INDEPENDENT PUBLIC ACCOUNTANTS

     The Board of Directors of the Company selected Yount, Hyde & Barbour, P.C., independent public accountants to certify the Company's annual financial statements for the year ending December 31, 1999. Yount, Hyde & Barbour, P.C. has acted as the independent accountant for the Company since January 1, 1986. Yount, Hyde & Barbour, P.C. has also acted as the independent accountant for The Fauquier Bank (the "Bank"), the Company's wholly owned subsidiary, since January 1, 1986. A representative of Yount, Hyde & Barbour, P.C. is expected to be present at the meeting with the opportunity of making a statement if he so desires, and to respond to appropriate questions of the Shareholders.

     In addition to the audit of the 1999 financial statements of the Company and the Bank, Yount, Hyde & Barbour, P.C. performed non-audit related services for the Bank, including the preparation of the Bank's income tax returns, tax planning, and other accounting services. The retention of Yount, Hyde & Barbour, P.C. to perform the audit-related services was authorized by the Board of Directors of the Bank with the knowledge that they also assisted in the preparation of the Bank's income tax returns, did tax planning, and performed other accounting services.

                              FINANCIAL STATEMENTS

     Financial statements of the Company are contained in the Annual Report for the year ended December 31, 1999 which accompanies the Proxy Statement. However, the Annual Report and the financial statements contained therein are not to be considered as part of this soliciting material.


                                RETURN OF PROXIES

     WHETHER OR NOT YOU EXPECT TO ATTEND THIS MEETING, PLEASE COMPLETE, DATE, SIGN AND RETURN YOUR PROXY AS PROMPTLY AS POSSIBLE TO ASSURE REPRESENTATION OF YOUR STOCK AND HELP ASSURE A QUORUM FOR THE MEETING. YOU MAY REVOKE YOUR PROXY AT ANY TIME PRIOR TO ITS EXERCISE.


                                      FAUQUIER BANKSHARES, INC.

                                      By Order of the Board of Directors

                                      /s/ C. Hunton Tiffany
                                      C. Hunton Tiffany
                                      Chairman
                                      President/CEO

Warrenton, Virginia
April 14, 2000

REVOCABLE PROXY

         THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF
                           FAUQUIER BANKSHARES, INC.

                            FAUQUIER BANKSHARES, INC.

                         ANNUAL MEETING OF SHAREHOLDERS

                                  MAY 23, 2000
                             11:00 A.M. EASTERN TIME

The undersigned hereby appoints Douglas C. Larson, D. Harcourt Lees, Jr. and Randolph T. Minter and each of them (with full power to act without the either) to act as proxy for the undersigned, and to vote all shares of Common Stock of Fauquier Bankshares, Inc. (the "Company") which the undersigned is entitled to vote only at the Annual Meeting of Shareholders, to be held on May 23, 2000, at 11:00 a.m. Eastern Time, at The Fauquier Springs Country Club, Springs Road, Warrenton, Virginia, and at any and all adjournments thereof, as set forth on the reverse side.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" EACH OF THE PROPOSALS PRESENTED.

     THE UNDERSIGNED ACKNOWLEDGES RECEIPT FROM THE COMPANY PRIOR TO THE EXECUTION OF THIS PROXY OF A NOTICE OF ANNUAL MEETING OF SHAREHOLDERS AND PROXY STATEMENT DATED APRIL 14, 2000 AND OF THE ANNUAL REPORT TO SHAREHOLDERS.

PLEASE COMPLETE, DATE, SIGN AND MAIL THIS PROXY
PROMPTLY IN THE ENCLOSED POSTAGE-PAID ENVELOPE.

Signature(s)                                              Dated:
              --------------------------------------            ----------------
NOTE: Please sign exactly as your name appears on this card. When signing as attorney, executor, administrator, trustee or guardian, please give your full title. If shares are held jointly, each holder may sign but only one signature is required.

                 (Continued, and to be marked on the other side)

1.   The election as directors of all nominees listed                                              VOTE
     (except as marked to the contrary below).                                       FOR         WITHHELD

C.H. Lawrence, Jr., H.M. Ross, C.H. Tiffany and J.J. Norman, Jr.


INSTRUCTION:        To withhold your vote for any individual nominee, write
                    that nominee's name on the line provided below.


-----------------------------------------------------------------------------

2.   The ratification of the Amended and Restated Fauquier Bankshares,               FOR          AGAINST          ABSTAIN
     Inc. Omnibus Stock Ownership and Long Term Incentive Plan.

     THIS PROXY IS REVOCABLE AND WILL BE VOTED AS DIRECTED, BUT IF NO INSTRUCTIONS ARE SPECIFIED, THIS PROXY WILL BE VOTED FOR EACH OF THE PROPOSALS LISTED. IF ANY OTHER BUSINESS IS PRESENTED AT THE ANNUAL MEETING, INCLUDING WHETHER OR NOT TO ADJOURN THE MEETING, THIS PROXY WILL BE VOTED BY THE PROXY HOLDERS IN THEIR BEST JUDGMENT. AT THE PRESENT TIME, THE PROXY HOLDERS KNOWS OF NO OTHER BUSINESS TO BE PRESENTED AT THE ANNUAL MEETING.